EXHIBIT 10.20

Contribution of Partnership Interests and Membership Interests Agreement

dated as of May 20, 2005

by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P.

Execution Version

CONTRIBUTION OF PARTNERSHIP INTERESTS

AND MEMBERSHIP INTERESTS

THIS CONTRIBUTION OF PARTNERSHIP INTERESTS AND MEMBERSHIP INTERESTS (the “Agreement”) is made and entered into as of May 20, 2005, by and between DALLAS MARKET CENTER COMPANY, LTD, a Texas limited partnership (“DMC”), and CNL DALLAS MARKET CENTER, L.P., a Delaware limited partnership (“Partnership”).

RECITALS:

A. DMC owns all of the limited partnership interests (the “Contributed Partnership Interests”) in IFDC Property Company, Ltd., a Texas limited partnership (“IFDC Partnership”).

B. DMC also owns all of the membership interests (the “Contributed Membership Interests”) in IFDC-GP, LLC, a Texas limited liability company (the “IFDC General Partner”), the sole general partner of IFDC Partnership.

C. DMC and CNL Income Properties, Inc., a Maryland corporation, have previously entered into a certain Amended and Restated Partnership Interest Purchase Agreement, dated January 14, 2005 (the “PIPA”), pursuant to the terms of which, among other things, (i) CNL Dallas Market Center GP, LLC, a Delaware limited liability company, as the general partner, and DMC and CNL DMC, LP, as limited partners, agreed to form the Partnership and (ii) DMC agreed to contribute the Contributed Partnership Interests and the Contributed Membership Interests to the Partnership.

D. Contemporaneously with the execution and delivery of this Agreement, the IFDC Closing (as defined in the PIPA) is occurring.

NOW, THEREFORE, for and in consideration of the promises, warranties, and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DMC and the Partnership agree as follows:

1. Contribution of Partnership Interests. DMC hereby transfers, assigns, and conveys to the Partnership as a capital contribution, and the Partnership accepts and acquires from DMC, the Contributed Partnership Interests, including, but not limited to, all right, title, and interest of DMC in and to the properties (real and personal), capital, cash flow distributions, profits, and losses of the IFDC Partnership attributable to the Contributed Partnership Interests.

2. Contribution of Membership Interests. DMC hereby transfers, assigns, and conveys to the Partnership as a capital contribution, and the Partnership accepts and acquires from DMC, the Contributed Membership Interests, including, but not limited to, all right, title, and interest of DMC in and to the properties (real and personal), capital, cash flow distributions, profits, and losses of the IFDC General Partner attributable to the Contributed Membership Interests.

3. Representations of DMC. DMC warrants and represents to the Partnership that (i) DMC is the owner of the Contributed Partnership Interests and the Contributed Membership Interests (collectively, the “Contributed Interests”), (ii) the Contributed Partnership Interests constitutes 99% of the total partnership interests in IFDC Partnership, (iii) the Contributed Membership Interests constitutes 100% of the total membership interests in IFDC General Partner and 1% of the total partnership interests in IFDC Partnership, (iv) the Contributed Interests constitute, in the aggregate, 100% of the ownership interests in IFDC Partnership, (v) DMC has not pledged, assigned, hypothecated, or otherwise encumbered all or any part of the Contributed Interests, (vi) IFDC General Partner has not pledged, assigned, hypothecated, or otherwise encumbered all or any part of its interest in IFDC Partnership, and (vii) DMC has the power and authority rightfully to assign the Contributed Interests in accordance with this Agreement.

4. Assumption. Solely for the benefit of DMC, the Partnership hereby agrees to assume all liabilities and obligations of DMC to the IFDC Partnership with respect to the Contributed Interests attributable to the period beginning as of the date of this Agreement. DMC hereby agrees to indemnify and hold harmless the Partnership from any and all claims, losses, costs, expenses, liabilities or damages that arise out of or are attributable to the Contributed Interests and are applicable to the period prior to the date of this Agreement. The Partnership hereby agrees to indemnify and hold harmless DMC from any and all claims, losses, costs, expenses, liabilities or damages that arise out of or are attributable to the Contributed Interests and are applicable to the period from and after the date of this Agreement.

5. Future Cooperation on Subsequent Documents. DMC and the Partnership mutually agree to cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matters described in this Agreement, and each agrees to execute such further deeds, bills of sale, assignments, partnership amendments, releases, indemnifications, assumptions, estoppel certificates, notifications, or other such documents as may be reasonably requested and appropriate for the purpose of giving effect to, evidencing, or giving notice of, the transactions contemplated herein.

6. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

7. Survival of Representations. The representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

8. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of Texas, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Agreement.

9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

DMC:

DALLAS MARKET CENTER COMPANY, LTD., a Texas limited partnership

By:	Flagship Exhibition, LLC, a Texas limited liability company, its general partner

	By:	Crow Family, Inc., a Texas corporation its manager

		By:	/s/ Gina A. Norris
		Name:	Gina A. Norris
		Title:	Vice President

PARTNERSHIP:

CNL DALLAS MARKET CENTER, L.P., a Delaware limited partnership

By:	CNL Dallas Market Center GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Charles A. Muller
	Name:	Charles A. Muller
	Title:	Chief Operating Officer and Manager

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